UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

PACIFIC ENTERPRISES

(Exact name of registrant as specified in its charter)

California	1-40	94-0743670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Ash Street San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

(619) 696-2020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 30, 2011 (the “Redemption Date”), Pacific Enterprises (the “Company”), a subsidiary of Sempra Energy and the holding company for Southern California Gas Company, completed the redemption of all of the issued and outstanding shares of its $4.36 Dividend Preferred Stock (CUSIP Number 694232 307), $4.40 Dividend Preferred Stock (CUSIP Number 694232 406), $4.50 Dividend Preferred Stock (CUSIP Number 694232 505), $4.75 Dividend Preferred Stock (CUSIP Number 694232 604) and $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966) (CUSIP Number 694232 703) (collectively, the “Preferred Stock”).

As of the Redemption Date, dividends on the shares of Preferred Stock ceased to accrue.  The only remaining right of the holders of the shares of Preferred Stock is to receive payment of their respective redemption prices (including accrued and accumulated dividends through June 30, 2011) upon surrender of their share certificates.  Holders of shares of Preferred Stock who have not yet received the applicable redemption prices are encouraged to surrender their share certificates, together with a completed Letter of Transmittal, to the redemption agent, American Stock Transfer & Trust Company, LLC.

Questions about the redemption should be directed to the redemption agent at:

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	By Hand or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

or by telephone at (877) 248-6417 (toll free) or (718) 921-8317; or to Pacific Enterprises, 101 Ash Street, San Diego, California 92101, Attn: Investor Relations, telephone number (619) 696-2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENTERPRISES

(Registrant)

By:    /s/ Robert Schlax

Robert Schlax

Vice President, Controller and Chief Financial Officer

Date: June 30, 2011